UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 8, 2008

VIRGIN MEDIA INC.

(Exact name of Registrant as specified in its charter)

Delaware	File No. 000-50886	59-3778427
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, Suite 2863, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, including Area Code: (212) 906-8440

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;
Compensatory Arrangements of Certain Officers.

(d)

Appointment of James A. Chiddix, Andrew Cole and Steven J. Simmons as directors

On July 8, 2008, the board of directors (the “Board”) of Virgin Media Inc. (the “Company”) appointed each of James A. Chiddix, Andrew Cole and Steven J. Simmons as directors of the Company and determined that they are independent for purposes of the NASDAQ listing rules.  Messrs. Chiddix, Cole and Simmons will serve on the Board in the classes noted below and have been named to the committees indicated below.

Name	Class	Committee(s)

James A. Chiddix	Class I (expiring 2011)	Audit Committee (Member)

Andrew Cole	Class II (expiring 2010)	Compensation Committee (Member)

Steven J. Simmons	Class III (expiring 2009)	Compensation Committee (Member)

On July 8, 2008, the Board granted to each of James A. Chiddix, Andrew Cole and Steven J. Simmons an option to purchase 42,980 shares of the Company’s common stock with a per share exercise price of $11.99 pursuant to the Virgin Media Inc. 2006 Stock Incentive Plan and in accordance with the compensatory arrangements for non-executive directors set forth below. These options will vest on March 16, 2009, the same date the options held by the existing non-executive directors will vest. These options are intended to compensate non-executive directors for their services to the Company, to encourage them to remain on the Board and to provide them with appropriate incentives to increase the value of the Company to its shareholders.

The Board also approved the following changes to the compensation of non-executive directors:

•	a board or committee meeting fee of $1000 per meeting beyond five scheduled meetings per year for each Board or committee on which the director serves;
•

an annual grant of 62,500 options with one year vesting instead of 187,500 options granted every three years with one-third vesting annually. Continuing directors will receive their first annual grant of options under these new arrangements in 2009;

•	new non-executive directors would receive a pro rata grant on the date of their appointment with an exercise price based on the mid-market stock price on the grant date;
•	the introduction of a Deferred Compensation Plan whereby directors can elect to defer their cash fees into “phantom stock units” that track the Company’s stock price; and
•	the introduction of a minimum equity shareholding requirement.

The press release issued by the Company on July 10, 2008 regarding these matters is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 8.01.  Other Events.

On July 8, 2008, the Board increased its size from seven members to ten members and modified the membership of its Audit and Compensation Committees as follows:

Audit Committee	Compensation Committee
George R. Zoffinger (Chair)	Edwin M. Banks (Chair)
Edwin M. Banks	Jeffrey D. Benjamin
Jeffrey D. Benjamin	Andrew Cole
James A. Chiddix	Steven J. Simmons

Item 9.01. Financial Statements and Exhibits

Exhibit 99.1	Press release, dated July 10, 2008, issued by the Registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 11, 2008	VIRGIN MEDIA INC.

	By:	/s/ Bryan H. Hall
Bryan H. Hall
Secretary

EXHIBIT INDEX

Exhibit	Description
99.1	Press release, dated July 10, 2008, issued by the Registrant.